Exhibit 99.1

news release

Ovintiv Announces Results of Annual Meeting

DENVER, May 8, 2026 – Ovintiv Inc. (NYSE, TSX: OVV; the “Company”) today announced that the following matters, as further described in the Company’s Proxy Statement filed on March 25, 2026 (the “Proxy Statement”), were voted upon at its 2026 Annual Meeting of Shareholders held on May 6, 2026.

Election of Directors

Each director listed in the Proxy Statement was elected as a director of the Company. The results of the vote by ballot were as follows:

	Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
Sippy Chhina	219,141,816	99.47%	1,147,078	0.52%	302,766	14,710,703
Meg A. Gentle	217,733,017	98.83%	2,555,580	1.16%	303,063	14,710,703
Gregory P. Hill	219,958,195	99.85%	318,726	0.14%	314,739	14,710,703
Ralph Izzo	217,084,203	99.54%	3,201,032	1.45%	306,425	14,710,703
Terri G. King	219,869,206	99.80%	421,482	0.19%	300,972	14,710,703
Howard J. Mayson	218,559,824	99.21%	1,727,532	0.78%	304,304	14,710,703
Brendan M. McCracken	219,990,062	99.86%	301,536	0.13%	300,062	14,710,703
Steven W. Nance	216,320,763	98.19%	3,965,224	1.80%	305,673	14,710,703
George L. Pita	219,920,329	99.83%	366,574	0.16%	304,757	14,710,703
Thomas G. Ricks	211,920,523	96.20%	8,363,019	3.79%	308,118	14,710,703
Brian G. Shaw	217,438,225	98.70%	2,849,399	1.29%	304,036	14,710,703

Advisory Vote to Approve Compensation of Named Executive Officers

The results of the non-binding advisory vote for the compensation of the Company’s named executive officers were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
212,529,856	96.66%	7,328,913	3.33%	732,891	14,710,703

Ratification of PricewaterhouseCoopers LLP as Independent Auditors

The results for the ratification of PricewaterhouseCoopers LLP, Chartered Accountants, as the Company’s independent auditors were as follows:

Shares For	Percent	Shares Against	Percent	Abstain	Broker Non-vote
229,536,390	97.66%	5,488,534	2.33%	277,439	0

Further information on Ovintiv Inc. is available on the Company’s website, www.ovintiv.com, or by contacting:

Investor contact: (888) 525-0304	Media contact: (403) 645-2252

SOURCE: Ovintiv Inc.